NEWS RELEASE

Coeur Provides Update on Palmarejo Complex

Chicago, Illinois - May 13, 2020 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced that it has begun taking steps to restart active mining, processing and exploration activities at its Palmarejo gold-silver complex (“Palmarejo”) in the State of Chihuahua, Mexico in accordance with updated guidance from the Federal government of Mexico that precious metals mining is now considered an essential business activity.

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with five wholly-owned operations: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the Silvertip silver-zinc-lead mine in British Columbia. In addition, the Company has interests in several precious metals exploration projects throughout North America.

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Paul DePartout, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com